Exhibit 5.1

August 6, 2026
Peloton Interactive, Inc.
441 Ninth Avenue, 6th Floor
New York, New York 10001

Ladies and Gentlemen:
We have acted as counsel to Peloton Interactive, Inc., a Delaware corporation (the “Company”), and are rendering this opinion in connection with the registration by the Company under the Securities Act of 1933 (the “Act”) of the offer and sale of an aggregate of 26,318,361 shares of the Company’s Class A common stock, par value $0.000025 per share (the “Shares”), consisting of (i) 21,931,968 additional Shares issuable under the Company’s 2019 Equity Incentive Plan, as amended (the “2019 Plan”), and (ii) 4,386,393 additional Shares issuable under the Company’s 2019 Employee Stock Purchase Plan (the “2019 ESPP” and, together with the 2019 Plan, the “Plans”), pursuant to the registration statement on Form S-8 filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”).
We have reviewed the Registration Statement, the Plans, the Restated Certificate of Incorporation of the Company, and the Second Amended and Restated Bylaws of the Company. We have also reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.
We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.
Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, the Shares, when duly issued and sold as contemplated in the Registration Statement and in accordance with the terms of the relevant Plan, will be validly issued, fully paid and nonassessable.
We are members of the bar of the District of Columbia. We do not express any opinion herein on any laws other than the Delaware General Corporation Law and reported judicial decisions interpreting such law.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.
Very truly yours,
/s/ Covington & Burling LLP